Exhibit 10.28

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

Pursuant to the

ADDUS HOMECARE CORPORATION

2017 OMNIBUS INCENTIVE PLAN

Name of Option Holder:

Date of Grant:

Number of Option Shares:

Exercise Price per Share:

Expiration Date:

Vesting Start Date:

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made as of                 ,                           between Addus HomeCare Corporation (the “Company”), and the above-named individual, an Employee of the Company or one of its Subsidiaries (the “Option Holder”), to record the granting of a nonqualified stock option pursuant to the Company’s 2017 Omnibus Incentive Plan (the “Plan”). Terms used herein that are defined in the Plan shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

1.    Grant of Option. The Company hereby grants to the Option Holder, subject to and pursuant to the terms and conditions of the Plan and this Award Agreement, the option to purchase from the Company (the “Option”) an aggregate number of shares of common stock of the Company, par value $0.001 per share (the “Shares”), set forth above at an exercise price per share set forth above. Said exercise price is equal to the Fair Market Value of a Share on the date of grant of the Option. The Shares subject to the Option are referred to herein as the “Option Shares.”

2.    Type of Option. The Option is a Nonqualified Stock Option which is not intended to be governed by Section 422 of the Code and will be interpreted accordingly.

3.    Expiration Date. The Option shall expire on the expiration date set forth above (the “Expiration Date”) unless the Option expires earlier as provided in Section 6 of this Award Agreement.

4.    Vesting of Option. Subject to the provisions of the Plan and the provisions of this Award Agreement (including the requirement in Section 6 that the Option Holder continue to be employed by the Company or one of its Subsidiaries on the dates set forth below), the Option will be exercisable in accordance with the following schedule:

(a)    on the                  anniversary of the Vesting Start Date (as set forth above) the Option will vest with respect to, and may be exercised for up to,                  of the total number of Option Shares as set forth above;

(b)    on each succeeding anniversary of the Vesting Start Date, the Option will vest with respect to, and may be exercised for up to, an additional                  of the Option Shares so that on the                  anniversary of the Vesting Start Date, the Option shall be exercisable in full;

(c)    to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part; and

(d)    the Option shall vest upon a Change in Control of the Company while the Option Holder is employed by the Company or one of its Subsidiaries.

5.    Method of Exercising Options.

(a)    To the extent that the Option is vested and exercisable in accordance with Section 4 of this Award Agreement, the Option may be exercised by the Option Holder at any time, or from time to time, in whole or in part, on or prior to the earlier of the cancellation of the Option (as set forth in Section 6 of this Award Agreement) or the Expiration Date, upon payment of the Option Price for the Option Shares to be acquired in accordance with the terms and conditions of this Award Agreement and the Plan.

(b)    If the Option Holder is entitled to exercise the vested and exercisable portion of the Option, and wishes to do so, in whole or part, the Option Holder shall deliver to the Company a fully completed and executed notice of exercise, in such form as may be designated by the Company in its sole discretion, specifying the exercise date and the number of Option Shares to be purchased pursuant to such exercise. Except in as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price for the Option Shares to be acquired on exercise of the Option, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company) in accordance with the provisions of the Plan. The form of payment of the Option Price must be in (a) cash, certified check or bank draft, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company), or (c) any other form of payment that is acceptable to the Committee.

(c)    The Committee may permit the Option Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Option Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise. The Committee may also permit the Option Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing the withholding of Option Shares otherwise deliverable to the Option Holder having a Fair Market Value at the time of exercise equal to the total Option Price together with any withholding taxes, or through any other means authorized by the Plan.

(d)    The Company’s obligation to deliver Option Shares to the Option Holder under this Award Agreement is subject to and conditioned upon the Option Holder satisfying all tax obligations associated with the Option Holder’s receipt, holding and exercise of the Option. Unless otherwise approved by the Committee, all such tax obligations shall be payable in accordance with the provisions of the Plan.

(e)    The Company and its affiliates and Subsidiaries, as applicable, shall be entitled to deduct from any compensation otherwise due to the Option Holder the amount necessary to satisfy all such taxes.

(f)    Upon full payment of the Option Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Award Agreement, the Company shall cause certificates for the Shares purchased hereunder to be delivered to the Option Holder or (subject to Section 19.8 of the Plan) cause a noncertificated book-entry representing such Shares to be made.

(g)    Upon the exercise of the Option Holder’s right to purchase the Option Shares under the Option, the number of Option Shares shall be reduced on a one-for-one basis.

(h)    Notwithstanding the foregoing, if on the Expiration Date the Fair Market Value of one Share exceeds the Option Price of the Option by [                ], the Option Holder has not exercised the Option and the Option has not otherwise expired, the Option shall be deemed to have been exercised by the Option Holder on such day [pursuant to such procedures as may be determined by the Committee].

6.    Cancellation of Options.

(a)    Expiration of Term. On the Expiration Date, the unexercised portion of the Option shall be cancelled automatically. Notwithstanding any other provision of the Plan or this Award Agreement, the Option may not be exercised after the Expiration Date.

(b)    Termination of Employment. Except as provided in subsections (c), (d), (e) and (f) below, any unvested portion of the Option shall automatically be cancelled upon termination of the Option Holder’s employment with the Company or any of its Subsidiaries for any reason. Any portion of the Option vested at the time of termination may only be exercised by the Option Holder at any time on or prior to the earlier of the Expiration Date or the expiration of three (3) months after the date of termination. Any vested portion of the Option that is not exercised within such time period shall be automatically cancelled. If the Option Holder ceases to be an employee of the Company or any of its Subsidiaries for any reason, the Option shall not continue to vest after such cessation of service as an employee.

(c)    Retirement. Upon termination of the Option Holder’s employment due to Retirement, within the meaning of the Plan, any portion of the Option vested at the time of such Retirement may only be exercised by the Option Holder at any time on or prior to the earlier of the Expiration Date or the expiration of six (6) months after the date of termination. Any vested portion of the Option that is not exercised within such time period shall be automatically cancelled.

(d)    Termination for Cause. If Option Holder ceases to be an Employee of the Company or one of its Subsidiaries due to Cause, within the meaning of the Plan, all of the Option shall be forfeited and become null and void immediately upon such cessation, whether or not then exercisable.

(e)    Death of Option Holder. Upon the death of the Option Holder while the Option Holder is an Employee of the Company or a Subsidiary, any unvested portion of the Option shall fully vest. The Option may be exercised by the Option Holder’s estate, or by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder, provided that such exercise occurs at any time on or prior to the earlier of the Expiration Date or the expiration of twelve (12) months after the Option Holder’s death. Any portion of the Option not exercised within such time period will be cancelled.

(f)    Disability. Upon termination of the Option Holder’s employment by reason of the Option Holder’s Disability, any unvested portion of the Option shall fully vest. The Option may be exercised by the Option Holder, provided that such exercise occurs at any time on or prior to the earlier of the Expiration Date or the expiration of twelve (12) months after the Option Holder’s Disability. Any portion of the Option not exercised within such time period will be cancelled.

(g)    Securities Laws. The Expiration Date shall be automatically extended if on the Expiration Date of the Option the exercise of the Option would violate applicable securities law. During the extended exercise period, the Option shall only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to the Expiration Date. The extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

7.    Tax Withholding. To the extent that the receipt of the Option, this Award Agreement, the vesting of the Option or the exercise of the Option results in income to the Option Holder for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its Subsidiaries or any affiliate has a withholding obligation, the Option Holder shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company or its Subsidiaries or any affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Option Holder fails to do so, the Company or its Subsidiaries or any affiliate is authorized to withhold from the Shares subject to the Option (based on the Fair Market Value of such Shares as of the date the amount of tax to be withheld is determined) or from any cash or stock remuneration then or thereafter payable to the Option Holder any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation.

8.    Assignability. The Option shall not be assignable or transferable by the Option Holder, except by will or by the laws of descent and distribution. During the life of the Option Holder, the Option shall be exercisable only by the Option Holder.

9.    Rights as a Shareholder. The Option Holder shall have no rights as a shareholder by reason of the Option unless and until certificates for the Shares or noncertificated book-entries representing such Shares are issued to him or her.

10.    Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of an Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Option shall be granted, the number of Option Shares, the Option Price, and the times when each Option shall be exercisable, will be at the sole discretion of the Company; (c) if the Option Holder is an Employee, the Option Holder’s participation in the Plan shall not create a right to further or continued employment with the Option Holder’s employer and shall not interfere with the ability of the Option Holder’s employer to terminate the Option Holder’s employment relationship at any time with or without cause; (d) the Option Holder’s participation in the Plan is voluntary; (e) the Option is not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (f) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; (g) if the underlying Shares do not increase in value, the Option will have no value; and (h) the ability of the Option Holder to sell Shares acquired pursuant to the Option may be limited by applicable securities laws.

11.    Effect of Plan. The Plan is hereby incorporated by reference into this Award Agreement, and this Award Agreement is subject in all respects to the provisions of the Plan, including without limitation the authority of the Committee to adjust awards and to make interpretations and other determinations with respect to all matters relating to this Award Agreement and the Plan.

12.    Notices. Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Company’s Chief Financial Officer and to the Option Holder at the Option Holder’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.    Successors and Assigns. This Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 6 hereof, to the heirs or legatees of the Option Holder.

14.    Transfer Restrictions. The Option Shares may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Option Holder also agrees (a) that the Company may refuse to cause the transfer of Option Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Option Shares. The Option Holder consents to the placing on the certificate for any Option Shares of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933, as amended, and all applicable rules thereunder.

15.    Electronic Signatures. Each party agrees that the Option Holder shall execute this Award Agreement by completing the associated electronic signature. Such electronic signature is intended to authenticate this writing and shall have the same force and effect as a manual signature. Electronic signature shall mean any electronic sound, symbol, or process attached to or logically associated with this Award Agreement that is executed and adopted by the Option Holder with the intent to sign the Award Agreement.

16.    Acceptance. The Option Holder, by his or her acceptance of the Option, which shall be conclusively evidenced by his or her execution of the electronic signature associated with this Award Agreement, agrees to be bound by all of the terms and conditions of this Award Agreement and the Plan.